Exhibit 99.1

Appendix 4C

Quarter Ended 31 December 2014

San Diego, California and Sydney, Australia (Friday, 30 January 2015, AEDT) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 December 2014. The Appendix 4C is unaudited.

Fourth Quarter Highlights

During the fourth quarter of 2014, the Company’s operating activities focused on the preclinical testing and clinical preparation of its FantomTM scaffold, a next generation drug-eluting bioresorbable coronary scaffold. In December, the Company successfully completed the first human patient implants of the Fantom scaffold. Following these initial implants, a larger clinical trial will begin enrolling during the first quarter of 2015. Enrollment in this larger trial is anticipated to be complete during the third quarter of 2015 and data will be gathered and assessed during the first half of 2016. The data is intended to be used in a CE Mark application by mid-2016. If approved, the CE Mark would allow REVA to sell in European countries. Fantom utilizes REVA’s advanced proprietary polymer that allows for thinner strut thickness and enhanced deliverability, while maintaining its unique radiopaque properties (visibility under x-ray).

Additionally during the fourth quarter of 2014, the Company completed a financing transaction and issued an aggregate principal amount of US$25 million in senior unsecured convertible notes and 8,750,000 options; each option allows the holder to purchase one share of REVA’s common stock. The transaction was approved by the Company’s shareholders at a Special Meeting in October 2014 and was completed in accordance with the terms of the Prospectus dated 24 October 2014 and the Convertible Note Deed dated 25 September 2014. The proceeds from the financing will be used to fund the Company’s ongoing operating, clinical, and capital needs.

Appendix 4C

As of 31 December 2014, the Company’s cash balance was US$25,814,000 and its interest-bearing investments were US$995,000 for a total of US$26,809,000. The current quarter end cash balance reflects an increase of US$19,517,000 from the 30 September 2014 quarter end balance of US$6,297,000. This increase resulted from the receipt of US$25,000,000 in proceeds from the completed financing, offset by payment of approximately US$687,000 in issuance costs of the financing and expenditures related to normal operating activities and capital equipment purchases.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)  •   www.revamedical.com

AUSTRALIAN OFFICE:  Level 2, Suite 2, 175 Macquarie Street, Sydney, NSW 2000   •   +61 2 9229 2700   •   +61 9229 2727 (FAX)

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. – ASX Announcement	Page 2

The Company currently plans to lodge its Appendix 4E Preliminary Final Report with the Australian Securities Exchange on or before the due date of 27 February 2015 and file its Form 10-K Annual Report, including audited financial statements, with the U.S. Securities and Exchange Commission on or before the due date of 31 March 2015.

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are currently in clinical studies and have been developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company’s initial intended commercial product, the FantomTM scaffold, has been designed to offer distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, and no procedural time limitations. REVA will require successful clinical trial results and regulatory approval before it can commercialize Fantom or any other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain regulatory approvals, timely and successfully complete our clinical trials, protect our intellectual property position, commercialize our products if and when approved, develop and commercialize new products, and estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 17, 2014, and as updated in our periodic reports since then. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Investor Relations	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111   •   +1 (858) 966-3000   •   +1 (858) 966-3099 (FAX)  •   www.revamedical.com

AUSTRALIAN OFFICE:  Level 2, Suite 2, 175 Macquarie Street, Sydney, NSW 2000   •   +61 2 9229 2700   •   +61 9229 2727 (FAX)

ARBN 146 505 777   •   REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 December 2014

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for (a) staff costs (b) advertising and marketing (c) research and development (d) leased assets (e) other working capital	(1,583) 0 (1,583) 0 (646)	(8,133) 0 (7,181) 0 (2,625)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	2	9
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(3,810)	(17,930)

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current Quarter (Q4) $’000 USD	Year to date (12 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(3,810)	(17,930)

	Cash flows related to investing activities
1.9	Payment for acquisition of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 (158) 0	0 0 0 (542) 0
1.10	Proceeds from disposal of: (a) businesses (item 5) (b) equity investments (c) intellectual property (d) physical non-current assets (e) other non-current assets	0 0 0 0 0	0 0 0 0 0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: Maturities (purchases) of Certificates of Deposit	(995)	497
	Net investing cash flows	(1,153)	(45)
1.14	Total operating and investing cash flows	(4,963)	(17,975)
	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	25	247
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	25,000	25,000
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	(545)	(687)
	Net financing cash flows	24,480	24,560
	Net increase (decrease) in cash held	19,517	6,585
1.21	Cash at beginning of quarter/year to date	6,297	19,229
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	25,814	25,814

+ See chapter 19 for defined terms.

Appendix 4C Page 2	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

			Current Quarter (Q4) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2		140
1.25	Aggregate amount of loans to the parties included in item 1.11		0
1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors)	20
	U.S Director fees (2 non-executive directors)	19
	U.S. Director salary (1 executive director)	101

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q4) $’000 USD	Previous Quarter (Q3) $’000 USD
4.1	Cash on hand and at bank	18	23
4.2	Deposits at call (including time deposits)	25,796	6,274
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	25,814	6,297

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1                    This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2                    This statement does give a true and fair view of the matters disclosed.

Sign here:  ...../s/ Katrina L. Thompson..........................      Date:  30 January 2015

(Chief Financial Officer/Company Secretary)

Print name:  Katrina L. Thompson

+ See chapter 19 for defined terms.

Appendix 4C Page 4	17/12/2010

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.

The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.

Accounting Standards. ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

17/12/2010	Appendix 4C Page 5